Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197042) of BB&T Corporation of our report dated June 24, 2016 relating to the financial statements and supplemental schedule of McGriff, Seibels & Williams, Inc. Employee 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 24, 2016